EXHIBIT 10.12


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                            STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement is made and entered into this l2th day of September, 1996 by and between Dick Clarence Hardt, (the "Stockholder"), the sole stockholder of hip Communications, Inc. a British Columbia corporation (the "Company") and Digital Data Networks, Inc., a Washington corporation, (the "Buyer"), with reference to the following recitals:

Stockholder owns all of the outstanding capital stock of the Company (the "Stock") and desires to sell the Stock to the Buyer upon and subject to the terms and conditions hereinafter set forth; and

Buyer desires to purchase the Stock from Stockholder upon and subject to the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, it is hereby covenanted and agreed by and among the parties that they shall carry out the following Stock Purchase Agreement (the "Agreement"):

1. Purchase and Sale of Stock. The Stockholder, in reliance upon the representations, warranties and covenants of Buyer contained herein and subject to the terms and conditions of this Agreement, shall sell all of the Stock to the Buyer for the purchase price set forth below. Buyer, in reliance upon the representations, warranties and covenants of the Stockholder contained herein and subject to the terms and conditions of this Agreement, shall purchase the Stock from Stockholder for the purchase price set forth below.

2. Purchase Price. The purchase price for the purchase of the Stock shall be 80,000 shares (the "Shares") of Buyer's common stock, no par value (the "Purchase Price"). The parties agree that the fair market value of the Shares as of the date of this agreement is $500,000 Canadian. The Purchase Price is based upon a preliminary audit of the Company's financial statements which reflect, for the fiscal year ended June 30, 1996, gross revenues of $440,000 and Stockholder's representation that such gross revenues will not change materially when the preliminary financial statements are certified by an independent public accounting firm.

3. The Closing. The Closing of the purchase and sale of the Stock shall take place at the offices of ProNet Communications, Inc. on or before September 30, 1996, subject to the receipt by Buyer of the certified financial statements of the Company referred to in Section 4.4. below or at such other time and place as may be mutually agreed upon by Buyer and Stockholder (the date of Closing herein being referred to as the "Closing Date").


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At the Closing, Stockholder shall deliver to Buyer, free and clear of all liens, encumbrances, claims, and other charges thereon of any kind, a certificate for the Stock, duly endorsed, with signature witnessed, to Buyer. Buyer shall deliver to Stockholder a due bill in the form of Exhibit A attached hereto representing the Shares until such time as the Buyer's transfer agent is able to deliver a certificate or certificates representing the Shares. The Buyer shall deliver to the Stockholder's lawyer the issued Shares within 21 days of the Closing Date. The Shares win be held in escrow by the Stockholder's lawyers until the holding period expires. While the shares are in escrow, the stockholder shall have no right to vote the shares and any dividends paid will be paid into escrow.

4. Representations and Warranties of the Stockholder. The Stockholder represents and warrants to Buyer as follows:

4.1. Organization, Standing, Qualification and Capitalization. The Company is a corporation duly organized, validly existing and in good standing under the laws of British Columbia, Canada, and has the corporate power to perform its business as presently conducted and to own and lease the properties used in connection therewith. A complete and correct copy of the Articles of Incorporation and all amendments thereto of the Company certified by the Registrar of Companies of the Province of British Columbia and a complete and correct copy of its By-laws and all amendments thereto, certified by the secretary of the Company, will be delivered to Buyer prior to the Closing. The Company is duly qualified to do business and is in good standing in British Columbia and the conduct of its business or the ownership of its property does not require such qualification in any other jurisdiction.

The total authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, no par value per share, of which one share is issued and outstanding, fully paid and non-assessable. Neither the Company nor the Stockholder at the Closing will be a party to or be bound by any written or oral contract or agreement which grants to any person an option or right of first refusal or other right of any character to acquire at any time, or upon the happening of any stated event, shares of Common Stock of the Company, whether or not presently issued or outstanding.

4.2. Stock Ownership. The Stockholder is the lawful owner of record and beneficially of the Stock, free and clear of all liens, encumbrances, claims and other charges of every kind, and has full legal power and all authorization required by law to transfer and deliver the Stock in accordance with this Agreement.

4.3. Subsidiaries of the Company. The Company owns no shares of any corporation and has no interest in any partnership, joint venture or other legal entity.


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4.4.     Financial Statements. Stockholder has delivered to Buyer copies of the following financial statements:

(i) Balance sheet of the Company as of June 30, 1996, in preliminary audit form.

(ii) Statements of operations of the Company for the fiscal year ended June 30, 1996 in preliminary audit form.

(iii) Stockholder agrees to provide to Buyer, prior to the Closing Date, certified financial statements of the Company audited by Davidson & Company, or any other independent public accounting firm acceptable to the Buyer, experienced in United States Securities and Exchange Commission ("SEC") accounting practices and generally accepted accounting principles. Such financial statements shall be in form suitable for filing by Buyer with the SEC upon consummation of the transaction or readily adaptable therefor. Such certified financial statements, as finally delivered, are herein referred to as the "Financial Statements".

(a) Accounts Receivable. The Accounts receivable of the Company set forth on the Financial Statements are collectible in full in the ordinary course of business in the aggregate reported amounts less any reserves reflected in the balance sheet.

(b) Inventory. All inventory of the Company as set forth in the Financial Statements consisted, and all such inventory as of the Closing Date will consist, of a quality and quantity usable or salable in the ordinary course of business of the Company. The value at which inventories were reflected in the Financial Statements was the lower of cost or replacement market value and with adequate provision for obsolete material, all in accordance with generally accepted accounting principles applied on a basis consistent with that of the prior fiscal year.

(c) Other Assets. The prepaid expenses and other assets of the Company as shown on the Financial Statements or arising thereafter prior to the Closing represent amounts which will benefit the Company in future periods. All material tangible assets owned and used by the Company in its operations are reflected in the Financial Statements.

(d) Fixed Assets. The fixed assets of the Company are stated at cost on the Financial Statements. The reserves for depreciation and amortization provided against these assets have been established in accordance with the notes to the Financial Statements and are adequate to reduce any idle fixed asset to net realizable value.

(e) Schedule A & B. The Stockholder will also provide Schedule A (all patents, patent applications, registered trademarks, registered service marks, trademark and service mark applications, unregistered trademarks and service marks, copyrights and copyright applications, owned or filed by the Company or


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in which the Company has an interest and the nature of such interest) and
Schedule B (a true and accurate list of the name and location of each bank in which the Company has an account; each safety deposit box or custody agreement; and the names of the persons authorized to draw thereon or to withdraw therefrom) which shall be attached to this Stock Purchase Agreement.

4.5. Title to Properties. The Company has good and marketable title to all its properties and assets reflected in the Financial Statements, free and clear of all mortgages, liens, pledges, charges or other encumbrances of any nature whatsoever, except as disclosed in the Financial Statements; liens for current taxes not yet due and payable.

4.6. Tax Matters. To the best of the Stockholder's knowledge, the amounts set up in the Financial Statements as provisions for taxes are sufficient for the payment of all foreign, Canadian, provincial and local taxes and all employment and payroll related taxes, including any penalties and interest thereon, whether disputed or not, of the Company. The Company has duly made all deposits required by law to be made with respect to employees' withholding taxes. The Company has duly filed all income, foreign, franchise, excise, employment and payroll related, real and personal property, sales and gross receipts tax returns and all other tax returns which were required to be filed by it, and has paid, or has set up adequate reserves for the payment of all taxes shown on such returns. To the knowledge of the Stockholder, no agreement for the extension of time for the assessment of any deficiency or adjustment with respect to any tax return filed by the Company has been assessed, and Stockholder knows of no unassessed tax deficiency proposed or threatened against the Company.

4.7. Insurance. The Company is insured under various policies of fire, liability and other forms of insurance, which policies are in full force enforceable in accordance with their terms and provide adequate insurance for the business of the Company and its assets and properties.

4.8. Patents. Schedule A attached hereto sets forth all patents, patent applications, registered trademarks, registered service marks, trademark and service mark applications, unregistered trademarks and service marks, copyrights and copyright applications, owned or filed by the Company or in which the Company has an interest and the nature of such interest. To the best of the Stockholder's knowledge,: a) no other patent, trademark or service mark, copyright or license is necessary to permit the business of the Company to be conducted as it is now conducted; b) no Person, firm or corporation has any proprietary, financial or other interest in any such patents, patent applications, registered trademarks, registered service marks, trademark and service mark applications, unregistered trademarks and service marks, copyrights and copyright application; c) there are no violations by others of any of the rights of the Company thereunder; d) the Company is not infringing on any patent, trademark or service mark, or copyright or otherwise violating the


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rights, of any third party; e) no proceedings have been instituted or are pending or, to the knowledge of the Stockholder or the Company, are threatened, and no claim has been received by the Company, alleging any such violation; f) the Company is not a party to or bound by any license agreement requiring the payment by the Company of any royalty payment, except as set forth in Schedule A.

4.9. Absence of Undisclosed Liabilities. To the best of the Stockholder's knowledge, there are no liabilities or obligations of the Company either accrued, absolute, contingent or otherwise, including, but not limited to, any tax liabilities due to or to become due except as disclosed in the Financial Statements and those incurred in accordance with past business practice in the ordinary course of business.

4.10. Bank Accounts and Officers. Schedule B Attached hereto contains a true and accurate list of the name and location of each bank in which the Company has an account, each safety deposit box or custody agreement and the names of the persons authorized to draw thereon or to withdraw therefrom.

4.11. Investment Representations. Stockholder agrees to take the Shares issued hereunder for investment and not with a view to distribution. Each such Buyer's share issued will be subject to a resale restriction from the date of issue pursuant to rule 144 which is currently 2 years (the "Holding Period") and thereafter may only be sold in compliance with the United States Securities Act of 1933 and the securities laws of any jurisdiction in which the sale may be effected. Stockholder acknowledges that the certificate(s) representing the Shares will be marked with a restrictive legend which states that the Shares may not be sold or transferred in the absence of an effective registration statement under the United States Securities Act of 1933, or an opinion of counsel that registration is not necessary and that a stop transfer order will be placed against the Shares with the transfer agent of Buyer.

5. Representations and Warranties of Buyer. Buyer represents and warrants to the Stockholder that:

5.1. Organization, Good Standing and Authority. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington, and has full corporate power and authority to own its properties and assets and to carry on its business as it has been and is conducted. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby are within the corporate power of Buyer and have been duly authorized by all necessary corporate and other action, including any necessary approvals of securities regulatory authorities. The Agreement constitutes the valid


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obligation of the Buyer legally binding upon it in accordance with its terms.
The Shares, when issued, will be validly issued, fully paid and non-assessable.

5.2. Validity of Contemplated Transaction. Neither the execution and delivery of this Agreement nor the consummation of the transaction contemplated hereby will violate any agreement to which Buyer is a party or by which it is bound or any law, order or decree or any provision of its Articles of Incorporation or By-laws.

6.       Covenants of Buyer and Stockholder.

6.1. Consulting Agreement. At the Closing, Stockholder (or assignee) and Company shall enter into the attached Consulting Agreement.

6.2. Sub-lease and Intellectual Property Agreements. At the Closing, Stockholder (or assignee) and Company shall enter into the attached Sub-Lease Agreement and Intellectual Property Transfer and Use Agreement.

6.3. Repayment of Stockholder Loans. Buyer agrees to pay or to cause the Company to pay to Stockholder certain outstanding loans from Stockholder to the Company not to exceed $40,000 Canadian. Payment of funds shall be given to Stockholder within seven (7) business days of closing. The Company will apply the remaining $7,433.31 of outstanding loans towards rent due from the Stockholder (or assignee) per the attached Sub-Lease Agreement.

6.4. Covenant Not to Compete. Stockholder agrees that for a period of three years from the Closing Date, he will not, unless acting as an employee or a consultant to the Company or Buyer or with Buyer's or the Company's written consent, directly or indirectly, own manage, operate, join, control, or participate in the ownership, management operation or control of, or be connected as an officer, employee, partner or otherwise with any business engaged in any business which is presently conducted by the Company, namely web site development and hosting, within any state of the United States or any Province of the Dominion of Canada in which the Company or Buyer presently maintains an office or conducts its business, other than owning not more than 5% of a class of equity securities traded on a national securities exchange in the United States or Canada. Stockholder agrees that the remedy at law for any breach of the foregoing will be inadequate and that the Company and Buyer shall be entitled, among other things, to temporary and permanent injunctive relief without the necessity of proving actual damage to the Company or Buyer.

6.5. No Negotiations For Sale Of Company. Stockholder agrees, prior to the Closing or September 30, 1996, whichever is later, that he will not enter into any negotiations with, or offer to sell the Stock or assets of the Company to any other person without the prior written consent of Buyer.


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7.       Conditions Precedent to Buyer's Obligations. All obligations of Buyer under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions:

7.1. Representations and Warranties. The Stockholder's representations and warranties contained in this Agreement shall be true at and as of the time of Closing as though such representations and warranties were made at and as of such time (except to the extent they are stated therein to be true as of some other date).

7.2. Compliance With Agreements. The Stockholder and the Company shall have performed or complied with all agreements and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing.

8. Conditions Precedent to Stockholder's Obligations. AJI obligations of the Stockholder under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions:

8.1. Representations and Warranties. Buyer's representations and warranties contained in this Agreement shall be true at and as of the time of Closing as though such representations and warranties were made at and as of such time.

8.2. Compliance With Agreements. Buyer shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with prior to or at the Closing including execution of the attached Consulting Agreement, Sub-Lease Agreement, and Intellectual Property Transfer and Use Agreement.

9. Conditions Precedent to Both Parties Obligations. This agreement is subject to the approval of the board of directors of the Buyer, to be obtained on or before September 17'th, 1996.

10. Broker and Finder's Fees. Stockholder and Buyer each represent and warrant to one another that they have not engaged or dealt with any broker or finder who would be entitled to a brokerage fee or commission in respect to this Agreement or the consummation of the transaction contemplated hereby. Each of the parties hereto shall indemnify and hold harmless the other against all claims, losses, liabilities or expenses which may be asserted against such other party as a result of such first party's dealing, arrangements or agreements with any such broker or person.

11. Expenses. Each party shall bear its own costs and expenses incurred in connection with the negotiation and consummation of this Agreement and the transaction contemplated hereby and neither party shall have a claim against the


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other party for contribution to costs and expenses for any reason including failure to consummate the transaction.

12. British Columbia Law to Govern. This Agreement shall be interpreted in accordance with the laws of the Province of British Columbia and any action or claim shall be brought in the appropriate courts of such Province.

13. Notices. All notices, requests and other communications which are required or permitted hereunder shall be sufficient if given in writing and delivered personally or by registered mail, postage prepaid, as follows (or to such other addresses as may be set forth in a notice given in the same manner):

If to Buyer:

Digital Data Networks, Inc.
3102 Maple Avenue, Suite 230
Dallas, Texas 75201
Attention:    Donald B. Scott, Chairman
(214) 969-7200

If to Stockholder:
Dick C. Hardt
204 1420 Arbutus St.
Vancouver, B.C, Canada V6J3W8
(604) 739-0469

IN WITNESS WHEREOF, This Agreement has been executed as of the day and year first above written.



                                            Digital Data Networks, Inc.



                                           By:  /s/   Donald B. Scott
                                                ---------------------
                                                 Donald B. Scott, Chairman



                                           By:  /s/    Dick C. Hardt
                                                --------------------
                                                 Dick C. Hardt, Stockholder


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                                   SCHEDULE A



The Company has the trademark "hip webzine" registered in Canada as an online publication.











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                                   SCHEDULE B


The Company has a single chequeing account, numbered 285833 at branch 10 of Vancouver City Savings and Credit Union, located at Pender and Hornby in Vancouver, BC, Canada. The Stockholder is the only signing authority for the account

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From:  Dick Hardt

To:  Digital Data Networks, Inc.

RE:  Stock Purchase Agreement dated the 12 of September, 1996


We confirm that notwithstanding that the stock purchase agreement has been signed by all parties, this stock purchase agreement is not to be effective until such time as Digital Data Networks Inc. has arranged the pay out and has paid out the loan by Highland Echo Ventures Ltd. Dated for reference May 1, 1996 to Dick Hardt with a current outstanding balance of $57,494.38 Canadian as of the 12th day of September, 1996.

Signed



/s/  Dick Hardt
---------------
Dick Hardt


acknowledged and agreed to this 12 day of September, 1996

Signed



/s/   Donald Scott
------------------
Donald Scott, Chairman
Digital Data Networks Inc.


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To:               Dick Hardt

From:             Digital Data Networks, Inc.

Re.: Amendments to the Stock Purchase Agreement dated September 12th, 1996 and the Consulting Agreement between hip Communications Inc. and Dick Hardt.



This letter confirms three amendments to the Stock Purchase Agreement dated the 12th of September 1996 between Dick Hardt and Digital Data Networks, Inc. and two amendments to the Consulting Agreement between hip Communications Inc. and Dick Hardt.

1. Purchase Price. The purchase price for the purchase of the Stock (all the outstanding capital stock of hip Communications Inc.) shall be 30,000 shares of Digital Data Networks, Inc. common stock, no par value.

2. Registration Rights. Digital Data Networks, Inc. agrees to grant registration rights to the aforementioned 30,000 shares if and when Digital Data Networks, Inc. completes a secondary share offering.

3. The Closing as stated in section 3 shall be amended to September 27, 1996 at or before 4:00 pm.

hip Communications agrees to amend the Consulting Agreement between Dick Hardt and hip Communications Inc. in the following manner:

         1. At Dick Hardt's option, the Consulting Agreement may be renewed for one 3 month term after the initial 6 month term expires.

         2.   The consulting rate shall be changed to $2,500 per month.

IN WITNESS WHEREOF, This agreement has been executed as of September 25th, 1996.

Digital Data Networks, Inc.                              Dick C. Hardt


By: /s/  Donald B. Scott                        By: Dick C. Hardt
    --------------------                            -------------

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